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                                                                    Exhibit 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 22, 1999 on the financial statements of United States Satellite Broadcasting Company, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in Hughes Electronics Corporation's Form 10 filed August 13, 1999 and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
April 7, 2000